OFFICE
DEPOT

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
Contact:   Eileen H. Dunn
           Vice President, Investor Relations/Public Relations
           561/438-4930
           edunn@officedepot.com

                  OFFICE DEPOT ANNOUNCES PLANS TO UPGRADE ITS
                         CUSTOMER SERVICE ORGANIZATION


               o    Company Plans to Expand 7 Facilities and Consolidate 24;

               o    Goal  of   Rationalization   to  Leverage   Resources   More
                    Efficiently and Increase Customer Service Levels;

               o    New  Technology  to  Improve  Call  Center   Experience  for
                    Customers

                            -----------------------

DELRAY BEACH, Fla.--Nov. 6, 2000--Office Depot, Inc. (NYSE:ODP - news), the world's largest seller of office products, which earlier today made three announcements relating to its business, issued the following additional details on the reorganization of its call center operations.

The Company announced earlier today that, while its overall business review continues, it has completed the review of its Office Depot U.S. call center operations. As a result of this review, the Company believes that there is considerable opportunity to enhance the customer service experience by more efficiently using existing resources, upgrading technology and consolidating 24 existing Office Depot call center operations into seven expanded customer service centers.

Commenting on the call center reorganization Nelson said, "Making Office Depot a more compelling place to shop is one of my most important priorities. This consolidation of our call centers will enhance our ability to impress customers so much that they will want to buy from us again. Currently, commercial,
Internet and contract customers who call into Office Depot are directed to discrete call centers that may or may not have the capacity or readily available information to handle the call promptly and correctly. This all too often results in increased call waiting and call times and reduces customer satisfaction.

"With our call center reorganization and related technology investments, we will offer a faster, more robust 24x7, world-class shopping experience to busy business customers who want a quick, easy way of ordering their office products and services. At the same time, we can increase productivity and efficiency levels and reduce overall customer service costs.

"While the overall review of our total business is not yet completed, given the impact these changes will have on our organization, we felt it was appropriate to disclose the changes at this time in order to adequately plan for the consolidations and to mitigate the disruption to our employees' lives as much as possible. With any change like this one, our number one priority is to our people and the impact this will have on the overall organization," Nelson concluded.

Call center customer service at Office Depot is currently provided by call centers comprising 1,400 representatives, located at 24 domestic facilities, plus 630 representatives at five Viking locations. Under the plan announced today, the total number of customer service call center representatives will remain about the same, but certain key locations will be expanded while others are scaled back or closed. The net result will rationalize the current 24 call center locations into 7 expanded Office Depot facilities. None of the five U.S. Viking call center operations will be affected by this consolidation, although existing office space and call center capacity in the Viking headquarters in Torrance, CA will now be used as the location for one of the seven upgraded Office Depot facilities.

As a result of the call center reorganization, the Company will record a $2 million fourth quarter charge for severance and asset disposal costs. Beginning in the fourth quarter, the Company will also incur expenses totaling $4 million over the next twelve months, primarily to cover employee transition-related activities. Upgrading the technology capabilities of the expanded Office Depot facilities will require a $22 million capital investment, focused on computer-telephony systems (CTI). When completed, the Company will have the ability to provide improved customer service without increasing its annual operating costs. Moreover, the Company expects to drive sales and further leverage its cost structure by enabling the call center to handle outbound sales activity.

Office Depot's technology investment in computer-telephony integration (CTI) will enable the company to monitor incoming calls across its entire system nationwide and to identify the best location to handle each call. The system will automatically consider factors such as average hold times in each location, number of calls currently in queue, and skills required to handle the call that is waiting. The new technology also will tie telephones directly to a computer so, if the caller's phone number is recognized, customer account information will automatically appear on the account representative's computer screen without further prompting. Representatives will also be alerted to customer-specific business rules so that customers may be served more quickly and effectively.

The seven upgraded and expanded Office Depot call centers will be in Cincinnati, OH; Delray Beach, FL; Fremont, CA; Norcross, GA; Signal Hill, CA; Torrance, CA; and Westhampton, NJ. The seventeen closing locations will transfer their call volume to one of the upgraded facilities as part of the consolidation of facilities and resources.

The seventeen Office Depot call center facilities to be closed or phased out are in Charlotte, NC; Chicago, IL; Colorado Springs, CO; Dallas, TX; Dayton, OH; Denver, CO; Detroit, MI; Grand Rapids, MI; Houston, TX; Lawrenceville, GA; Minneapolis, MN; New Orleans, LA; Orlando, FL; Phoenix, AZ; Sacramento, CA; San Diego, CA and Seattle, WA. The migration of calls is scheduled to begin in March 2001, and is expected to be completed by August 2001. Most of these affected facilities, in addition to warehousing and distribution, also serve as sales offices for our contract sales force and as a result will not be closed.
About Office Depot

As of September 23, 2000, the Company operated 863 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 29 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company owned and operated 28 office supply stores in France and seven stores in Japan; had mail order and delivery operations in 14 countries outside of the United States and Canada; and under joint venture and licensing agreements, had 91 additional stores operating under the Office Depot name in six other foreign countries. The Company also operates an award-winning U.S. Office Depot brand Internet Web site at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day, and it operates www.officedepot.co.jp in Japan as well as Viking brand Web sites at www.vikingop.com in the United States, www.viking-direct.co.uk in the United Kingdom, www.viking.de in Germany, www.vikingdirect.nl in The Netherlands, www.vikingop.it in Italy, www.vikingop.com.au in Australia, www.vikingop.co.jp in Japan and www.vikingdirect.fr in France. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including projections and anticipated levels of performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission, including without limitation its most recent filing on Form 10-K, filed in March, 2000 and subsequent 10-Q filings, including our most recent 10-Q, filed on October 31, 2000. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov, www.10kwizard.com and at www.freeEDGAR.com as well as on a number of other commercial Web sites.

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